Phreesia

SECOND QUARTER | FISCAL YEAR 2022

Quarterly Stakeholder Letter

SEPTEMBER 1, 2021

Dear Phreesia stakeholders,

Phreesia achieved an important milestone in our ninth quarter as a public company by surpassing $50 million in revenue for the first time. Our revenue and growth in this second quarter could not have been achieved without the continuous and accelerating investments we have made across the organization in people, products and processes.

We were thrilled to be able to safely bring employees together in person for smaller events to socialize, provide business updates and participate in Phreesia Service Days. We believe that COVID-19 is here to stay for the near term, and that its variants will continue to create a very dynamic environment for Phreesia and for all our stakeholders—and we will manage the business accordingly.

Throughout the second quarter of Fiscal Year 2022, we again helped our clients drive patient self-service on our platform through such tools as mobile check-in, appointment self-scheduling and online payments. We are proud to help our provider clients successfully reach and schedule appointments with patients who are behind on wellness visits, vaccinations and other necessary preventive care. We also continue to drive meaningful value for our life sciences clients through our digital patient engagement offering.

Our ongoing investments in our organization and in our clients are continually reviewed by our leadership team to optimize long-term returns for all our stakeholders. These investments also serve our mission to create a better, more engaging healthcare experience.

I would like to welcome all our new employees, clients and investors who have joined us during this past quarter. We entered the second half of our fiscal year with strong momentum, and we look forward to updating you on our progress.

On behalf of the Phreesia leadership team, thank you for your interest in Phreesia.





Chaim Indig
Co-Founder and Chief Executive Officer

Fiscal Year 2022 Second-Quarter Highlights

Our quarterly results demonstrated balanced growth across all areas of the company including our key performance metrics: Total Revenue, Average Number of Provider Clients and Average Revenue per Provider Client.

KEY PERFORMANCE METRICS



TOTAL REVENUE ($M)
Life Sciences
Provider
+19%
$149
$125
+16%
$119
$103
$22
$30
+36%
FY 20
FY 21
+46%
$51
$35
+35%
$39
$29
$6
$12
+95%
FQ2 21
FQ2 22
AVG. NUMBER OF PROVIDER CLIENTS
+9%
1,711
1,571
FY 20
FY 21
+19%
1,987
1,668
FQ2 21
FQ2 22
AVG. REVENUE PER PROVIDER CLIENT
+6%
$69,499
$65,486
FY 20
FY 21
+14%
$19,720
$17,360
FQ2 21
FQ2 22
FY ended January 31

Provider Clients

The value proposition of our provider solutions continues to resonate in the market. In the second quarter, we supported an average of 1,987 provider clients, an increase of 85 clients over the previous quarter, and an increase of 319 clients over the previous year's second quarter. We attribute that growth to the speed and ease that our sales and onboarding teams have brought to their processes in order to pull pipeline opportunities forward.

Our overall footprint has maintained its diversity, with new clients in the quarter ranging from single-specialty practices to large multi-specialty groups and health systems.

Our platform has been especially helpful recently to providers who are grappling with an accelerated demand for care, tighter labor markets and new safety protocols. Alicia Cowley, MD, MBA, Director of Clinical Content at Phreesia, discussed the importance of addressing delayed care in an episode of ***Becker's Healthcare Podcast*** in June:

> "As we work with our provider organizations at Phreesia to close these gaps in care, I'm really glad to see that **our solutions center on preventive services,** and that they're top of mind for the practices and health systems in our network.
>
> Providers should embrace the accelerated changes that the pandemic brought to your daily routines and make them work for your patients and your providers long-term. Proactively reach out to your patients who missed care and offer to reschedule that care either in person or through telehealth."

-DR. ALICIA COWLEY,
DIRECTOR OF CLINICAL CONTENT, PHREESIA

Our focus on automating many patient-staff interactions has brought value to providers for many years, and the pandemic has only accelerated the shift to digital processes. *Technology* magazine spotlighted Phreesia client MercyOne in their July 2021 issue in **an article** about the importance of healthcare organizations going digital during the pandemic. Matt Dietz, MHA, MercyOne's Division Director of Digital and Virtual Care Strategy, and Joel Ward, MD, its CMIO, specifically discussed Phreesia when interviewed for the feature.

> "Phreesia is one of our most dynamic partners in creating the **digital front door of our clinics."**

-MATT DIETZ,
DIVISION DIRECTOR OF DIGITAL AND VIRTUAL CARE STRATEGY, MERCYONE

Culture

This past June, Phreesians across the U.S. and Canada took time away from their busy work schedules to take part in our first Phreesia Service Days. From community clean-ups to packing disaster-relief boxes at a food bank to building foundations for an urban farm, we were excited to volunteer and give back to our communities.


Clothes
Kids

Phreesians volunteering during a Phreesia Service Day.

As we continue to recruit top talent across all areas of the company, we believe our dedication to fostering an innovative, supportive and inclusive culture, along with our proven commitment to helping healthcare organizations improve the patient experience, distinguishes us as an employer.



Employees share why they choose to work at Phreesia.

Subscription and Related Services

Our Subscription and Related Services' year-over-year revenue growth of 34% reflects our previously mentioned solid performance with new-client wins and the continued expansion of our typical entry-level package, as well as new module add-ons.

Phreesia regularly releases new and updated products to support our provider clients. We appreciate the hard work and support of our Product team, which enables us to continuously adapt and develop high-quality offerings that our clients value. This quarter, many clients had success with our Health Campaigns product, one of our more popular add-on applications.

Health Campaigns helps providers target patients through text or email messages to schedule necessary appointments—a particularly useful tool as our clients seek to address pandemic-related gaps in regular care. In August, ***PatientEngagementHIT*** highlighted our work with Children's Medical Group in Jackson, Miss., where the practice used Health Campaigns to bring back its pediatric patients for delayed vaccinations and well-child visits.

Registration	Revenue Cycle	Appointments	Patient Activation	Clinical Support
Intake Workflows	Insurance verification	Online appointment requests	Branded patient announcements	COVID-19 Screening Module
Consent management	POS payments	Appointments queue to track requests	Digital Patient Engagement	COVID-19 Vaccine Management Solution
Mobile	Payment plans	Automated self-scheduling*	Health campaigns	Clinical screening tools and PROs for 25+ specialties
Intake for Telehealth	Online payments	Auto-fill cancellations*	Patient surveys	Behavioral health screenings for primary care
	Card on file	Auto-rebook no-shows and bumps*	Patient chat	Social determinants of health screening
	Payment assurance			

* Available for select PM systems

One of the great things [about Health Campaigns] is that you can target pretty much anything you want to," said Chuck Ray, Executive Director of Children's Medical Group. Describing outreach to patients who require a certain vaccine before entering seventh grade, he said, "we can send a specific targeted health campaign out that's informing them of that requirement and encouraging them to schedule an appointment to get their checkup and get their vaccine. And it provides a direct link for them to be able to click straight through into our online scheduling portal and schedule an appointment."


CHILDREN'S MEDICAL GROUP
Children's Medical Group in Jackson, Miss.

Life Sciences

Our Life Sciences results reflect our team's ability to differentiate us in the market, particularly through our ongoing investment in product and analytics offerings. Our strong revenue growth this quarter demonstrates how our platform enables life sciences companies to connect meaningfully with clinically relevant patients, delivering targeted health content through one-to-one patient interactions, both virtually and in person.

Experts from our Life Sciences team regularly contribute to panels and webinars to share data-driven insights on healthcare consumer behaviors. In June, David Linetsky, Phreesia's SVP of Life Sciences, joined a **panel** with representatives from Merck and Novo Nordisk during Fierce Pharma Marketing's Digital Pharma Innovation Week. They discussed how marketers can redefine their approach to reaching patients in this new era of healthcare consumerism.

Our Life Sciences team also continues to demonstrate its value to life sciences companies by offering a big-picture look at trends in patient behavior and decision-making. For example, our **Industry Perspectives report** on expanding awareness of patient-support programs used survey data from nearly 5,000 patients to show how few eligible patients currently use support programs or are even aware of them.

Payment Processing Update

Our patient payment volume grew 49% over the prior year's second quarter and remained roughly flat over the previous quarter. However, patient payment volume during the first quarter of Fiscal Year 2022 increased significantly on a year-over-year and sequential-quarter basis, due to both the seasonal strength of reset deductibles at the beginning of the calendar year and the additional rebound of care that had been delayed at the beginning of the pandemic. That rebound contributed to payment volume growth in the second quarter but to a lesser degree than in the first quarter. We still expect the environment to remain dynamic because of the pandemic.



PAYMENT PROCESSING TRENDS
Millions
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
60.0%
59.5%
59.0%
58.5%
58.0%
57.5%
57.0%
56.5%
56.0%
55.5%
59.7%
59.2%
58.5%
57.0%
58.3%
58.0%
58.4%
59.2%
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Quarter Ended (Month - Year)
Payment processing fees
Payment processing expense
Payment processing expense %

We anticipate that our payment-facilitator volume percentage will continue to decline slightly over time as we increase our penetration of larger health systems that are less likely to use Phreesia as a payment facilitator. As a reminder, our estimated total addressable market for patient payments excludes the hospital market.

Our second-quarter payment processing expense as a percentage of payment processing fee revenue was 59.2%. This expense ratio returned to pre-pandemic levels. (See figure below.) The year-over-year and sequential quarter increases of 220 and 80 basis points, respectively, reflect a return to a pre-pandemic, transaction-type mix, which included a lower percentage of card-not-present transactions.

PAYMENT PROCESSING VOLUME TRENDS

	Three Months Ended July 31,		Six Months Ended July 31,	
	2021	2020	2021	2020
Patient payment volume (in millions)	$ 696	$ 466	$ 1,397	$ 921
Payment facilitator volume percentage	78 %	82 %	78 %	83 %

- Patient payment volume: We believe that patient payment volume is an indicator of both the underlying health of our provider clients' businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our provider clients and their patients who utilize our payment platform, including via credit and debit cards that we process as a payment facilitator, as well as through cash and check payments, and credit and debit transactions for which Phreesia acts as a gateway to other payment processors.
- Payment facilitator volume percentage: We define payment facilitator volume percentage as the volume of credit and debit card patient payment volume that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing revenue.

Investments in Growth

Growth is not free. Our client and revenue growth performance in the first two quarters of Fiscal Year 2022 would not have been achievable had we not made significant investments across the organization in Fiscal Year 2021. We offer highly competitive compensation and have been significantly growing our workforce over the past few years. Additionally, we have made infrastructure investments in such areas as privacy, security and scalability in order to position ourselves for long-term, durable growth.

During the second quarter of Fiscal Year 2022, we implemented a new Enterprise Resource Planning system (ERP). As a result of this implementation, we modified certain existing internal controls as well as implemented new controls and procedures related to the new

ERP. We would like to acknowledge all of the team members across the organization who prepared for and continue to work on this important initiative.

We take a portfolio-management approach to our investments, and those we are making during Fiscal Year 2022 reflect a variety of growth initiatives with different risk/reward profiles and time horizons. Our leadership team continuously evaluates the performance of our investments against our initial expectations. Overall, our process is iterative, and we have the ability to recalibrate our investment decisions based on their performance.

Cash Flow

We anticipate cash outflow levels to increase based on the investment opportunities we have identified. In addition to income statement line items, we are increasingly investing in property and equipment purchases such as data-center equipment and capitalized software.

	Six Months Ended July 31,	
	2021	2020
Net cash used in operating activities (in thousands)	$ (12,202)	$ (520)
Cash flows used in investing activities:		
Capitalized internal-use software (in thousands)	(5,023)	(2,737)
Purchase of property and equipment	(5,030)	(4,659)
Net cash used in investing activities (in thousands)	(10,053)	(7,396)

Updated Outlook for Fiscal 2022

We are increasing our revenue outlook for Fiscal Year 2022 to a range of $195 million to $198 million from our previously announced range of $191 million to $194 million. We expect our investment levels to accelerate in the second half of Fiscal Year 2022 to support our organic growth initiatives.

Forward Looking Statements

This stakeholder letter includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial

risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to healthcare provider clients. The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission ("SEC"), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, and in our Quarterly Report on Form 10-Q that will be filed with the SEC following this letter. The forward-looking statements in this letter speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law.

About Phreesia

Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their healthcare and provides a modern, convenient experience, while enabling our clients to enhance clinical care and drive efficiency.

INVESTOR RELATIONS CONTACT:

Balaji Gandhi,
investors@phreesia.com

MEDIA CONTACT:

Annie Harris,
aharris@phreesia.com